Clover Health Appoints Healthcare Technology Veteran Peter Kuipers as Chief Financial Officer

Franklin, Tenn. – April, 22, 2024 – Clover Health Investments, Corp. (NASDAQ: CLOV) (“Clover,” “Clover Health” or the “Company”), a physician enablement technology company, today announced the appointment of Peter Kuipers as Chief Financial Officer (“CFO”), effective as of the day after the filing of the Company’s Quarterly Report on Form 10-Q for the quarter-ended March 31, 2024. With a wealth of experience and a proven track record in financial management, Mr. Kuipers will drive strategic financial initiatives around profitability, growth and potential new revenue streams.

Recognized with the 2018 San Francisco Bay Area Public Company CFO of the Year Award for small to medium-sized companies, Mr. Kuipers brings over 25 years of technology leadership experience to the CFO role at Clover. As the former Executive Vice President and CFO at Omnicell, Inc., a healthcare technology company (NASDAQ: OMCL), Mr. Kuipers provided financial leadership and strategic vision, contributing to the company's growth from $485 million to $1.3 billion in revenue. Beyond the CFO function, Mr. Kuipers oversaw various other critical functions, including global supply chain & manufacturing, information technology, international business, corporate development, and M&A, playing a pivotal role in transforming Omnicell into a cloud-based platform and SaaS/Tech-Enabled Services market leader.

Prior to his role at Omnicell, Mr. Kuipers served as the CFO at Quantcast and The Weather Company, where he provided financial leadership driving profitable revenue growth through capital allocation, digital platform development, and global expansion. His extensive background also includes divisional CFO and executive FP&A leadership roles at Yahoo!, Altera Corporation (acquired by Intel), General Electric Company, and Akzo Nobel, where he implemented financial management strategies and operating rigor to drive business execution at scale.

Mr. Kuipers started his career with nearly a decade at Ernst & Young where he focused on financial audits, IPO services, and M&A due diligence for multinational companies. He received a Master’s Degree in Economics and Business Administration from the Maastricht University School of Business and Economics, and is a Chartered Accountant in the Netherlands.

"We are thrilled to welcome Peter to Clover as our new Chief Financial Officer," said Andrew Toy, Chief Executive Officer, Clover Health. "His extensive experience as a public company Chief Financial Officer and strong leadership skills make him the perfect fit to lead our finance team as we look to achieve Adjusted EBITDA profitability for 2024, and then embark on our next phase of growth."

In his role as CFO, Kuipers will be responsible for overseeing all financial aspects of the Company, including budgeting, forecasting, financial reporting, and capital management. He will play a pivotal role in driving financial performance and implementing strategies to optimize operational efficiency.

“I am honored to join Clover at such an exciting time in its journey,” said Peter Kuipers. “I have always believed in the ability of technology to fundamentally transform an industry and Clover has shown that with its platform, it has a unique approach that can power profitability and growth in a differentiated way. I’m thrilled to be part of the team that will be focused on bringing that capability to care for as many people as possible.”

About Clover Health:
Clover Health (Nasdaq: CLOV) is a physician enablement technology company committed to bringing access to great healthcare to everyone on Medicare. This includes a health equity-based focus on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is powered by our software platform, Clover Assistant, which is designed to aggregate patient data from across the healthcare ecosystem to support clinical decision-making and improve health outcomes through the early identification and management of chronic disease.

Forward-Looking Statements

Please note that this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health’s future results of operations, financial position, business strategy and future plans. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “can,” “could,” “should,” “would,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “guidance,” “objective,” “plan,” “seek,” “grow,” “target,” “if,” “continue” or the negative of these words or other similar terms or expressions that concern Clover Health’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding expectations related to Clover Health’s profitability, liquidity, future performance, future operations and future results. These statements are subject to known and unknown risks, uncertainties and other factors that may cause Clover Health’s actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Additional information concerning these and other risk factors is contained in Clover Health’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2024, and in our subsequent filings with the SEC, in each case where relevant, including the Risk Factors sections therein, and in its other filings with the SEC. The forward-looking statements included in this press release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.

Press Contact:
Andrew Still-Baxter
press@cloverhealth.com

Investor Relations Contact:
Ryan Schmidt
investors@cloverhealth.com